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                                     BY-LAWS

                                       OF

                           ELECTRONIC PROCESSING, INC.

                      Amended and Restated October 12, 1995

                                    ARTICLE I

                               OFFICES AND RECORDS


     1. (a) REGISTERED OFFICE AND REGISTERED AGENT. The location of the registered office and the name of the registered agent of the corporation in the State of Missouri (hereinafter referred to as "State") shall be such as shall be determined from time to time by the board of directors and on file in the appropriate office of the State pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the corporation and the address of the business office of the registered agent shall be identical.


          (b) CORPORATE OFFICES. The corporation may have such corporate offices anywhere within or without the State as the board of directors from time to time may determine or the business of the corporation may require. The "principal place of business" or "principal business" or "executive" office or offices of the corporation may be fixed and so designated from time to time by the board of directors, but the location or residence of the corporation in the State shall be deemed for all purposes to be in the county in which its registered office in the State is maintained.


     2. (a) RECORDS. The corporation shall keep at its registered office, or principal place of business, in the State, original or duplicate books in which shall be


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recorded the number of shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, and the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law.


          (b) INSPECTION OF RECORDS. A shareholder, if the shareholder be entitled and demands to inspect the records of the corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation. A shareholder may delegate the right of inspection to an attorney and a certified or public accountant on the condition, to be enforced at the option of the corporation, that the shareholder and such attorney and/or accountant agree with the corporation to furnish to the corporation promptly a true and correct copy of each report with respect to such inspection. No shareholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the corporation, nor shall the shareholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation. The corporation as a condition precedent to any shareholder's inspection of the records of the corporation may require the shareholder to indemnify the corporation, in such manner and for such amount as may be determined by the board of directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.


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                                   ARTICLE II

                                  SHAREHOLDERS


     1. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal business office of the corporation in the State, except such meetings as the board of directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as hereinafter provided, at such other place or places, within or without the State, as the board of directors shall have determined, and as shall be stated in such notice; and, unless specifically prohibited by laws, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all the shareholders entitled to vote thereat.


     2. (a) ANNUAL MEETINGS. An annual meeting of shareholders shall be held on the 15th day of July, if not a legal holiday, and if a legal holiday, then on the next weekday following, when they shall elect a board of directors and transact such other business as may properly be brought before the meeting.


          (b) SPECIAL MEETINGS. Special meetings of the shareholders may be held for any purpose or purposes and may be called by the president, by the board of directors, or by the holders of, or by any officer or shareholder upon the written request of the holders of, not less than one-fifth of all outstanding shares entitled to vote at any such meeting, and shall be called by any officer directed to do so by the board of directors.


          The "call" and the "notice" of any such meeting shall be deemed to be synonymous.


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          (c)  CONSENT OF SHAREHOLDERS IN LIEU OF MEETING.  Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the action so taken. The secretary shall file such consents with the minutes of the meeting of the shareholders.


     3. (a) NOTICE. Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote thereat, either personally or by mail, not less than ten (10) days or more than fifty (50) days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given.


          Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the corporation.


          (b) WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these by-laws, or of the articles of incorporation or of any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.


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          Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


     4. PRESIDING OFFICIALS. Every meeting of the shareholders, for whatever object, shall be convened by the president, or by the officer or any of the persons who called the meeting by notice as above provided, but it shall be presided over by the officers specified in Article IV of these by-laws; provided, however, that the shareholders at any meeting, by a majority vote in amount of shares represented thereat, and notwithstanding anything to the contrary contained elsewhere in these by-laws, may select any persons of their choosing to act as chairman and secretary of such meeting or any session thereof.


     5. (a) BUSINESS WHICH MAY BE TRANSACTED AT ANNUAL MEETINGS. At each annual meeting of the shareholders, the shareholders shall elect a board of directors to hold office until the next succeeding annual meeting or until their successors shall have been elected and qualified and they may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof, is prohibited by law.


          (b) BUSINESS WHICH MAY BE TRANSACTED AT SPECIAL MEETINGS. Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meeting, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the corporation entitled to vote thereat.


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     6.   QUORUM.  Except as otherwise provided by law or by the articles of incorporation, the holders of a majority of the outstanding shares entitled to vote thereat, if present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. Every decision of a majority amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the articles of incorporation.


          If, however, such quorum should not be present at any meeting, the shareholders present and entitled to vote shall have power successively to adjourn the meeting, without notice to any shareholder other than announcement at the meeting, to a specified date not longer than ninety (90) days after such adjournment. At any subsequent session of the meeting at which a quorum is present in person or by proxy any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.


     7. (a) PROXIES. At any meeting of the shareholders a shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.


          (b) VOTING. Each shareholder shall have one vote for each share of stock entitled to vote under the provisions of the articles of incorporation and which is registered in his name on the books of the corporation; but in the election of directors cumulative voting shall prevail. Accordingly, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares so held by him, multiplied by the number of directors to be elected at such election, and he


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may cast the whole number of such votes for one candidate or distribute them among two or more candidates. Directors shall not be elected in any other manner.


          No person shall be admitted to vote on any shares belonging or hypothecated to the corporation.


          (c) REGISTERED SHAREHOLDERS - EXCEPTIONS - STOCK OWNERSHIP PRESUMED. The corporation shall be entitled to treat the holders of the shares of stock of the corporation, as recorded on the stock record or transfer books of the corporation, as the holders of record and as the holders and owners in fact thereof and, accordingly, the corporation shall not be required to recognize any equitable or other claim to or interest in any such shares on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, except as is otherwise expressly required by law, and the term "shareholder" as used in these by-laws means one who is a holder of record of shares of the corporation; provided, however, that if permitted by law:


               (i) shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine;


               (ii) shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy; and shares standing in the name of a guardian, curator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator or trustee shall be entitled, as such fiduciary, to


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          vote shares held by him without a transfer of such shares into his name;


               (iii) shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed; and


               (iv) a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


     8. SHAREHOLDERS' LISTS. A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the officer of the corporation having charge of the stock transfer books of the corporation, and shall, for a period of ten (10) days prior to the meeting, be kept on file at the registered office of the corporation in the State and shall at any time during the usual hours for business be subject to inspection by any shareholder. Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State shall be a prima facie evidence as to who are the shareholders entitled to examine such list, share ledger or transfer book or to vote at any meeting of shareholders.


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          Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.


     9. CLOSING OF TRANSFER BOOKS. The board of directors shall have power to close the transfer books of the corporation for a period not exceeding fifty
(50) days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, unless prohibited by the by-laws the board of directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at the meeting, and any adjournment thereof, or entitled to receive payment of the dividend, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion or exchange of shares. In such case only the shareholders who are shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, the meeting, and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the board of directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any


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adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are obtained from all shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting. In addition, if no record date is fixed, the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.


          A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, except that the board of directors may fix a new record date for the adjourned meeting.



                                   ARTICLE III

                                    DIRECTORS


     1. DIRECTORS-NUMBER. The number of directors to constitute the board of directors shall be four (4). Directors need not be shareholders unless the articles of incorporation at any time so require.


     2. REMOVAL. Any director or directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote except that if less than the entire board is to be removed, no director may be removed


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without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted, pursuant to Article II, Section 7(b) of these by-laws, at an election of the entire board of directors.


     3. POWERS OF THE BOARD. The property and business of the corporation shall be controlled and managed by the directors, acting as a board. The board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the articles of incorporation or these by-laws, to do or cause to be done any and all lawful things for and in behalf of the corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.


     4. OFFICES. The directors may have one or more offices, and keep the books of the corporation (except the original or duplicate stock ledgers, and such other books and records as may by law be required to be kept at a particular place) at such place or places within or without the State as the board of directors may from time to time determine.


     5. (a) NOTICE-REGULAR MEETINGS. Regular meetings of the board may be held without notice at such times and places either within or without the State as shall from time to time be fixed by resolution adopted by the full board of directors. Any business may be transacted at a regular meeting.


          (b) NOTICE-SPECIAL MEETINGS. Special meetings of the board may be called at any time by the chairman of the board, the president or by any one or more of the directors. The place may be within or without the State as designated in the notice.


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          Written or printed notice of each special meeting of the board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegram, or be delivered, at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon addressed to the director's residence or usual place of business. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company. The notice may be given by any officer having authority to call the meeting or by any director.


          "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.


          (c) WAIVER OF NOTICE-ANY MEETING. Whenever any notice is required to be given to any director under the provisions of these by-laws, or of the articles of incorporation or of any law, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


     6. ACTION WITHOUT A MEETING. Any action which is required to be or may be taken at a meeting of the directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the directors. The consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held. The secretary shall file such consents with the minutes of the meetings of the board of directors.


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     7.   MEETINGS BY CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT.
Unless otherwise restricted by the articles of incorporation or these by-laws or by law, members of the board of directors of the corporation, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.


     8. QUORUM. At all meetings of the board a majority of the full board of directors shall, unless a greater number as to any particular matter is required by statute, the articles of incorporation or these by-laws, constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by statute, the articles of incorporation, or these by-laws, shall be the act of the board of directors.


     9. VACANCIES. If the office of any director becomes vacant by reason of death, resignation or a newly created directorship, a majority of the surviving or remaining directors, though less than a quorum, may fill the vacancy until a successor shall have been duly elected at a shareholders' meeting.


     10. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


          (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a


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director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement (except that, in connection with an action by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys' fees, and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person's conduct is finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


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          (b)  To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsection (a) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.


          (c) Any indemnification under subsection (a) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.


          (d) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.


          (e) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or by-laws or any agreement, vote of shareholders or disinterested directors or otherwise,


                                      -15-

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both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.


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          (f)  The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.


          (g) For the purposes of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.


          (h) For purposes of this section, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.


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     11.  EXECUTIVE COMMITTEE; OTHER COMMITTEES.  The board of directors may, by resolution or resolutions adopted by a majority of the whole board of directors, designate an Executive Committee or such other standing or special committees, such committee(s) to consist of two or more directors of the corporation. The Executive Committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the board of directors in the management of the corporation. Such other standing or special committee(s) shall have such powers and perform such duties, not inconsistent with law or these by-laws as may be assigned to it by resolution or resolutions adopted by a majority of the board of directors. Notwithstanding anything herein to the contrary, the designation of such committee(s) and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or the person by law.


          Any committee(s) established hereunder shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the corporation. The secretary or an assistant secretary of the corporation may act as secretary for the committee if the committee so requests.


     12. COMPENSATION OF DIRECTORS AND COMMITTEE MEMBERS. Directors and members of all committees shall not receive any stated salary for their services as such, but by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board or committee; provided that nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.


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                                   ARTICLE IV

                                    OFFICERS


     1. (a) OFFICERS-WHO SHALL CONSTITUTE. The officers of the corporation may include a chairman of the board and chief executive officer, a president, one or more vice presidents, a secretary, a treasurer, one or more assistant secretaries and one or more assistant treasurers. The board shall elect or appoint a president and secretary at its first meeting and after each annual meeting of the shareholders. The board then, or from time to time, may also


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elect or appoint one or more of the other prescribed officers as it shall deem advisable, but need not elect or appoint any officers other than a president and secretary. The board may, if it desires, further identify or describe any one or more of such officers.


          The officers of the corporation need not be members of the board of directors. Any two or more offices may be held by the same person.


          An officer shall be deemed qualified when the officer enters upon the duties of the office to which elected or appointed and furnishes any bond required by the board; but the board may also require of such person written acceptance and promise faithfully to discharge the duties of such office.


          (b) TERM OF OFFICE. Each officer of the corporation shall hold office at the pleasure of the board of directors or for such other period as the board may specify at the time of election or appointment, or until death, resignation or removal by the board, whichever first occurs. In any event, the term of office of each officer of the corporation holding office at the pleasure of the board shall terminate at the annual meeting of the board next succeeding election or appointment and at which any officer of the corporation is elected or appointed, unless the board provides otherwise at the time of election or appointment.


          (c) OTHER AGENTS. The board from time to time may also appoint such other agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the board or for such periods as the board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from


                                      -20-

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time to time by the board or by an officer empowered by the board to make such determinations.


     2. REMOVAL. Any officer or agent elected or appointed by the board of directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


     3. SALARIES AND COMPENSATION. Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the board of directors, but this power, except as to the salary or compensation of the chairman of the board and the president, may, unless prohibited by law, be delegated by the board to the chairman of the board, the president or a committee. Salaries and compensation of all appointed officers and agents, and of all employees of the corporation, may be fixed, increased or decreased by the board of directors, but until action is taken with respect thereto by the board of directors, the same may be fixed, increased or decreased by the president or by such other officer or officers as may be empowered by the board of directors to do so.


     4. DELEGATION OF AUTHORITY TO HIRE, DISCHARGE AND DESIGNATE DUTIES. The board from time to time may delegate to the chairman of the board, the president or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.


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

     5. THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. If a chairman of the board be elected or appointed, the chairman of the board shall be the chief executive officer of the corporation with such general powers and duties as are usually vested in the office of chief executive officer of a corporation, shall preside at all meetings of the shareholders and directors at which the chairman of the board may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these by-laws. The board of directors may delegate such other authority and assign such additional duties to the chairman of the board, other than those conferred by law exclusively upon the president, as it may from time to time determine. To the extent permissible by law, the board may, from time to time, divide the responsibilities, duties and authority for the general control and management of the corporation's business and affairs between the chairman of the board and the president.
Notice of designation of chairman of the board as chief executive officer shall be given to the extent and in the manner as may be required by law.


     6. THE PRESIDENT. The president may execute all bonds, notes, debentures, mortgages and other contracts requiring a seal, under the seal of the corporation, and may cause the seal to be affixed thereto, and all other instruments for and in the name of the corporation.


          Unless the board otherwise provides, the president, or any person designated in writing by the president may


               (i) attend meetings of shareholders of other corporations to represent the corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this


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

          corporation in such manner as the president or the president's designee may determine, and


               (ii) execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such shares owned by this corporation.


          The president shall, unless the board otherwise provides, be ex officio a member of all standing committees.


          The president shall have such other or further duties and authority as may be prescribed elsewhere in these by-laws or from time to time by the board of directors.


          If a chairman of the board be elected or appointed and designated as the chief executive officer of the corporation, the president shall perform such duties as may be specifically delegated to the president by the board of directors and as are conferred by law exclusively upon the president, and in the absence, disability and inability to act of the chairman of the board, the president shall perform the duties and exercise the powers of the chairman of the board.


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

     7. VICE PRESIDENTS. The vice presidents in the order of their seniority, as determined by the board, shall, in the absence, disability or inability to act of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall from time to time prescribe.


     8. THE SECRETARY AND ASSISTANT SECRETARIES. The secretary shall attend all sessions of the board and, except as otherwise provided for in these by-laws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. The secretary shall perform like duties for the executive and other standing committees when requested by the board or any such committee to do so.


          The secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or some office of the corporation in the State, or elsewhere, are so maintained.


          The secretary shall keep in safe custody the seal of the corporation, and when duly authorized to do so shall affix the same to any instrument requiring it, and, when so affixed, shall attest the same by signature.


          The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these by-laws or from time to time by the board of directors or the chief executive officer of the corporation.


          The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.


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

          Any assistant secretary, in the absence, disability or inability to act of the secretary, may perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.


     9. THE TREASURER AND ASSISTANT TREASURERS. The treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. The treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or by any officer of the corporation to whom such authority has been granted by the board of directors.


          The treasurer shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board, and shall render to the chief executive officer of the corporation and the directors, whenever they may require it, an account of all the treasurer's transactions and of those under the treasurer's jurisdiction, and of the financial condition of the corporation.


          The treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these by-laws or from time to time by the board of directors.


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

          The treasurer shall have the general duties, powers and responsibilities of a treasurer of a corporation, and shall, unless otherwise provided by the board, be the chief financial and accounting officer of the corporation.


          If required by the board, the treasurer shall give the corporation a bond in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of the office, and for the restoration to the corporation, in the case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer's possession or under the treasurer's control which belong to the corporation.

          Any assistant treasurer, in the absence, disability or inability to act of the treasurer, may perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other authority as the board of directors from time to time prescribe.


     10. DUTIES OF OFFICERS MAY BE DELEGATED. If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board of directors concurs therein.



                                    ARTICLE V

                        CONFLICT OF INTEREST TRANSACTIONS


     1. AFFILIATED TRANSACTIONS. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purposes if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or


          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.


     2. DETERMINING QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes the contract or transaction.



                                   ARTICLE VI

                                 SHARES OF STOCK


     1. PAYMENT FOR SHARES OF STOCK. The corporation shall not issue shares of stock except for money paid, labor done or property actually received; provided, however, that shares may be issued in consideration of valid bona fide antecedent debts. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise shall be considered as payment of any part of any share or shares.


     2. CERTIFICATE FOR SHARES OF STOCK. The certificate for shares of stock of the corporation shall be numbered, shall be in such form as may be prescribed by the board of directors in conformity with law, and shall be entered in the stock books of the corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by the president or a vice president or, if permitted by law, the chairman of the board and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation, and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a transfer agent or a transfer clerk who signs such certificates, the signatures of any of the other officers above mentioned may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue.


     3. TRANSFER OF SHARES-TRANSFER AGENT-REGISTRAR. Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by the shareholder's attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record books and other transfer records shall be in the possession of the secretary or of a transfer agent or transfer clerk for the corporation. The corporation, by resolution of the board, may from time to time appoint a transfer agent or transfer clerk, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the board deems advisable, but until and unless the board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the board, and the secretary, or any person designated by the secretary shall perform all of the duties thereof.


     4. LOST OR DESTROYED CERTIFICATES. In case of the loss or destruction of any certificate for shares of stock of the corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation and the transfer agent and registrar of such stock, if any, in such sum as the board of directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the board it is proper so to do.


     5. REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the corporation, not inconsistent with the laws of the State, the articles of incorporation or these by-laws.



                                   ARTICLE VII

                                     GENERAL


     1. FIXING OF CAPITAL-TRANSFERS OF SURPLUS. Except as may be specifically otherwise provided in the articles of incorporation, the board of directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

          (i) the determination of what part of the consideration received for shares of the corporation shall be stated capital,

          (ii) increasing stated capital,

          (iii) transferring surplus to stated capital,

          (iv) the consideration to be received by the corporation for its shares, and

          (v) all similar or related matters;


provided that any concurrent action or consent by or of the corporation and its shareholders, required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.



     2. DIVIDENDS. Dividends upon the outstanding shares of the corporation, subject to the provisions of the articles of incorporation and of any applicable law, may be declared by the board of directors at any meeting. Dividends may be paid in cash, in property, or in shares of the corporation's stock.


          Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.


     3. CREATION OF RESERVES. Before the payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time deems proper as a reserve fund or funds to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any other purpose deemed by the board to be conducive to the interest of the corporation, and the board may abolish any such reserve in the manner in which it was created.


     4. CHECKS. All checks and similar instruments for the payment of money shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. If no such designation is made, and unless and until the board otherwise provides, the president and secretary, or the president and treasurer, shall have power to sign all such instruments for, in behalf and in the name of the corporation which are executed or made in the ordinary course of the corporation's business.


     5. FISCAL YEAR. The board of directors shall have power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the board of directors, however, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the board of directors.


     6. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words: Corporate Seal. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


     7. AMENDMENTS. The by-laws of the corporation may from time to time be suspended, repealed, amended or altered, or new bylaws may be adopted, in the manner provided in the Articles of Incorporation.


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